UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2007, James C. Malone notified The TriZetto Group, Inc. (the “Company”) that he intends to resign from his position as Executive Vice President and Chief Financial Officer toward the end of the second fiscal quarter of 2007. Mr. Malone is resigning for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company has initiated a selection process for a new Chief Financial Officer that will consider both internal and external candidates.

A copy of the press release announcing Mr. Malone’s decision to resign is attached as Exhibit 99.1 to this Current Report on
Form 8-K.

Item 9.01 –	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by The TriZetto Group, Inc., dated May 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: May 15, 2007	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by The TriZetto Group, Inc., dated May 15, 2007